TELESP CELULAR PARTICIPAÇÕES S.A.
Public Company with Authorized Capital
CNPJ nr 02.558.074/0001-73
NIRE 35300158792

TELE CENTRO OESTE CELULAR PARTICIPAÇÕES S.A.
Public Company with Authorized Capital
CNPJ nr 02.558.132/0001-69
NIRE 53300005800

STATEMENT OF
MATERIAL FACT

Telesp Celular Participações S.A. and Tele Centro Oeste Celular Participações S.A. (“TCO”), in continuation to what was disclosed in the statement of material fact published on August 25, 2004, inform their respective shareholders that, having discussed with Bolsa de Valores de São Paulo (“Bovespa”) the Voluntary Tender Offer to acquire preferred shares issued by TCO mentioned in such statement of material fact (“VTO”) and the procedures for the auction that will take place at Bovespa, the Public Notice of the VTO was published on this date contemplating the definitive terms and conditions for the realization of the VTO.

São Paulo, September 1, 2004

TELESP CELULAR PARTICIPAÇÕES S.A.
Fernando Abella Garcia
Investors Relationship Officer

TELE CENTRO OESTE CELULAR PARTICIPAÇÕES S.A.
Luís André Carpintero Blanco
Investors Relationship Officer